EXHIBIT 24 POWER OF ATTORNEY

The undersigned directors of Canandaigua National Corporation (the "Company"), each hereby constitutes and appoints George W. Hamlin, IV, Lawrence A. Heilbronner, and Steven H. Swartout, or either of them, his or her respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign for and on behalf of the undersigned the Company's Annual Report on Form 10-K for the year ended December 31, 2007, to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the related rules and regulations thereunder, and any amendment or amendments thereto, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this instrument has been executed by the undersigned as of this 13th day of February, 2008.

Signature	Title	Date

/s/ George W. Hamlin, IV	Director	February 13, 2008
(George W. Hamlin, IV)

/s/ Robert G. Sheridan	Director	February 13, 2008
(Robert G. Sheridan)

/s/ Patricia A. Boland	Director	February 13, 2008
(Patricia A. Boland)

/s/ James S. Fralick	Director	February 13, 2008
(James S. Fralick)

/s/ Richard C. Fox	Director	February 13, 2008
(Richard C. Fox)

/s/ Daniel P. Fuller	Director	February 13, 2008
(Daniel P. Fuller)

/s/ Frank H. Hamlin, III	Director	February 13, 2008
(Frank H. Hamlin, III)

/s/ Stephen D. Hamlin	Director	February 13, 2008
(Stephen D. Hamlin)

/s/ Richard P. Miller, Jr.	Director	February 13, 2008
(Richard P. Miller, Jr.)

/s/ Thomas S. Richards	Director	February 13, 2008
(Thomas S. Richards)

/s/ Caroline C. Shipley	Director	February 13, 2008
(Caroline C. Shipley)

/s/ Sue S. Stewart	Director	February 13, 2008
(Sue S. Stewart)

/s/ Alan J. Stone	Director	February 13, 2008
(Alan J. Stone)